                                                                Exhibit 10nn
                                                                ------------
                            PACIFIC TELESIS GROUP
                           MID-CAREER PENSION PLAN
                  (Amended and Restated as of July 1, 1995)

                              TABLE OF CONTENTS
                                                                        Page

SECTION 1.  INTRODUCTION AND PURPOSE...................................    1

SECTION 2.  ELIGIBILITY ...............................................    1
     2.1    Eligibility to Participate ................................    1
     2.2    Mandatory Retirement Age ..................................    1
     2.3    Eligibility for Mid-Career Pension ........................    1

SECTION 3.  AMOUNT OF MID-CAREER PENSION ..............................    2
     3.1    Formula for Mid-Career Pension ............................    2
     3.2    Determination of Mid-Career Pension Credits ...............    3
     3.3    Limitations on Mid-Career Pension .........................    3
     3.4    Adjustments to Mid-Career Pensions for Early Payment ......    4
     3.5    Special Increases .........................................    5
     3.6    Retiree Welfare Benefits ..................................    5

SECTION 4.  PAYMENT OF MID-CAREER PENSION .............................    5
     4.1    Service and Vested Pensions ...............................    5
     4.2    Disability Pensions .......................................    6
     4.3    Notification of and Application for Benefits ..............    6
     4.4    Actual Payment Date Following Pension Effective Date ......    6
     4.5    Death Following Pension Effective Date ....................    6

SECTION 5.  SURVIVING SPOUSE BENEFITS .................................    7
     5.1    Eligibility ...............................................    7
     5.2    Amount ....................................................    7
     5.3    Form and Time of Payment ..................................    7
     5.4    Special Increases .........................................    7

SECTION 6.  RIGHTS TO BENEFITS ........................................    8

     6.1    Rights to Benefits ........................................    8
     6.2    Effect of Reemployment ....................................    8
     6.3    Forfeiture for Misconduct .................................    8
     6.4    Offset for Payments Under Law .............................    8

SECTION 7.  SOURCE OF BENEFIT PAYMENTS ..............................      9
     7.1    Participating Company Liability ...........................    9
     7.2    All Benefits Unfunded .....................................    9
     7.3    No Right to Company Assets ................................    9

                            PACIFIC TELESIS GROUP
                           MID-CAREER PENSION PLAN
                  (Amended and Restated as of July 1, 1995)

                              TABLE OF CONTENTS
                                                                        Page

SECTION 8.  ADMINISTRATION ............................................    9
     8.1    Plan Sponsor ..............................................    9
     8.2    Plan Administrator ........................................    9
     8.3    Procedure to Approve and Deny Claims ......................   10
     8.4    Review Procedure ..........................................   10
     8.5    Further ERISA Rights ......................................   10
     8.6    Named Fiduciaries .........................................   11
     8.7    Allocation of Responsibilities ............................   11
     8.8    Administrative Expenses ...................................   11


SECTION 9.  AMENDMENT AND TERMINATION .................................   11
     9.1    Plan Amendments ...........................................   11
     9.2    Plan Termination ..........................................   11

SECTION 10.  DEFINITIONS ..............................................   12

                            PACIFIC TELESIS GROUP
                           MID-CAREER PENSION PLAN

                  (Amended and Restated as of July 1, 1995)


SECTION 1.  INTRODUCTION AND PURPOSE

The Pacific Telesis Group Mid-Career Pension Plan (the "Plan") was adopted effective November 18, 1981, and has been amended and restated as of July 1, 1995. The purpose of the Plan is to assist the Participating Companies in attracting and retaining highly competent management by providing certain unfunded pension payments to eligible Employees. Capitalized terms are defined in Section 10 of the Plan.

SECTION 2.  ELIGIBILITY

2.1 Eligibility to Participate. An Employee who was hired or rehired by the Employer Group (or by The Pacific Telephone and Telegraph Company or other Bell System Company prior to January 1, 1984) at age 35 or older at Fourth Level or above and whose Term of Employment includes at least one year of continuous full-time service at Fourth Level or above shall be a Participant in this Plan, but only if:

     (a) The Employee, as of the date of such hire or rehire, was employed by a Participating Company; and

     (b) The Employee's hire was not the result of the Employer Group's acquisition of stock or assets of the Employee's immediate prior employer.

A Participant shall remain a Participant after Termination of Employment to the extent that Plan benefits are paid or payable.

2.2 Mandatory Retirement Age. Each Participant, whether or not eligible for benefits under this Plan, shall cease to be eligible for continued employment no later than the last day of the month in which the Participant attains the Mandatory Retirement Age.

2.3  Eligibility for Mid-Career Pension.

     (a) Fifth-Level Service Required. A Participant shall be eligible to receive a Mid-Career Pension under this Plan if, at the time of his or her Termination of Employment, the Participant is employed at Fifth Level or above by any member of the Employer Group and the Participant's Term of Employment includes at least five years of full-time service at Fifth Level or above. A Participant shall not be eligible to receive a Mid-Career Pension before Termination of Employment.

     (b)  Type of Pension.  The Mid-Career Pension shall be paid:

          (i) As a service pension, if the Participant is eligible for a service pension under the Qualified Pension Plan (without regard to minimum benefits or early retirement window benefits which change the age and service requirements for a service pension); or



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


          (ii) As a vested pension, if the Participant's Mid-Career Pension is not payable as a service pension and if the Participant's pension under the Qualified Pension Plan is payable as a vested pension; or

          (iii) As a disability pension, if the Participant's Mid-Career Pension is not paid as a service pension and if the Participant is eligible for a disability pension under the Qualified Pension Plan. Should the disability pension under the Qualified Pension Plan be discontinued pursuant to the terms of that plan, the disability benefit hereunder shall also be discontinued.

     (c) Continuation of Pensions Commenced Under Predecessor Plan. All former Employees who were entitled to receive benefits under the terms of the Predecessor Plan as of the Effective Date of this Plan shall be Participants under the Plan and shall continue to be entitled to receive the benefits they were receiving or entitled to receive under the terms of the Predecessor Plan.

SECTION 3.  AMOUNT OF MID-CAREER PENSION

3.1  Formula for Mid-Career Pension.

     (a) Service Only as Non-Officer. The monthly pension amount for a Participant whose Years of Credited Service do not include any period of service as an Officer shall equal his or her Mid-Career Pension Credits, as determined in Sections 3.2 and 3.3(a) below, multiplied by one percent (1%) of the sum of his or her Final Average Monthly Base Pay plus his or her Final Average Monthly STIP Award.

     (b) Service Only as Officer. The monthly pension amount for a Participant whose Years of Credited Service include only periods of service as an Officer shall equal his or her Mid-Career Pension Credits, as determined in Sections 3.2 and 3.3(a) below, multiplied by 1.45% of the sum of his or her Final Average Monthly Base Pay plus his or her Final Average Monthly STIP Award.

     (c) Officer and Non-Officer Service. For a Participant whose Years of Credited Service include periods of service as both an Officer and a non-Officer, the monthly pension amount shall be calculated as provided for Officers in Section 3.1(b) above, except that 1.45% shall be replaced with the following fraction:

                              A x .0145 + B  x .01
                              --------------------
                                        C

with A, B and C having the following definitions:

A  =   Months  of  full-time  service  at  Officer  level  included  in  the
       Participant's Years of Credited Service
B  =   Months of  full-time  service below  Officer  level included  in  the
       Participant's Years of Credited Service
C  =   Total months of full-time service included in the Participant's Years of Credited Service


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


3.2 Determination of Mid-Career Pension Credits. For those Participants who are hired or rehired at Fifth Level or above and whose entire Years of Credited Service include only service at Fifth Level or above, "Mid-Career Pension Credits" means the excess of 35 years over the Years of Credited
Service that the Participant could accrue if he or she worked for a Participating Company to age 65, subject to the limitation on the maximum number of Mid-Career Pension Credits set forth in Section 3.3(a) below. For all other Participants who are hired or rehired at Fourth Level or above and whose Years of Credited Service include service at Fourth Level or below, "Mid-Career Pension Credits" means the product computed by multiplying the Mid-Career Pension Credits determined in the preceding sentence by a fraction whose numerator is the number of full months of full-time service at Fifth Level or above in the Participant's Years of Credited Service, and whose denominator is the total number of months of full-time service in the Participant's Years of Credited Service.

3.3  Limitations on Mid-Career Pension.

     (a) Limit on Mid-Career Pension Credits. Regardless of the number of a Participant's Mid-Career Pension Credits determined under Section 3.2 above, the Participant's Mid-Career Pension Credits at Termination of Employment shall not exceed the Participant's Years of Credited Service with Participating Companies accrued as of such termination.

     (b)  Limit  on  Amount  of  Mid-Career Pension.    Notwithstanding  the
pension otherwise provided by Section 3.1, the maximum monthly pension provided by this Plan shall not exceed:

          (i) 43.5% of the sum of the Participant's Final Average Monthly Base Pay and Final Average Monthly STIP Awards, as adjusted for early payment in accordance with Section 3.4 below, if applicable; reduced by


          (ii) The sum of:

               (A) The monthly pension payable from the trust fund under the Qualified Pension Plan;

               (B) The monthly nonqualified pensions payable under the Qualified Pension Plan due to the limits under sections 415 and 401(a)(17) of the Internal Revenue Code;

               (C) The monthly nonqualified pension payable under the Qualified Pension Plan due to deferrals of compensation under the Pacific Telesis Group Nonqualified Savings Plan; and

               (D) The monthly pension payable under the "basic benefit" provisions of the Executive Pension Plan;

all as adjusted for early payment, if applicable.

3.4  Adjustments  to Mid-Career  Pensions for  Early Payment.    The monthly
amount of a Mid-Career Pension as determined under Section 3.1 above shall be adjusted for early payment as follows:

     (a) Disability Pensions. No adjustment shall be made if the Participant's Mid-Career Pension is paid either as a disability pension or as a service pension which is payable on account of total disability (as provided under the Qualified Pension Plan);

     (b) Pensions for Certain Officers. No adjustment shall be made if the Participant has at least ten (10) Years of Officer Service and if, at the time of his or her Termination of Employment, the Participant is at least age 55 and is an Officer;

     (c) Service Pensions Without Adjustment. No adjustment shall be made if the Participant's Mid-Career Pension is payable as a service pension and if, at the time of his or her Termination of Employment, the Participant either has a Term of Employment of at least 30 years or is at least 55 years of age;

     (d) Other Service Pensions. If the Participant's Mid-Career Pension is paid as a service pension in any other case, the monthly amount shall be reduced by one-half percent (0.5%) for each calendar month or part thereof by which the Participant's age at Termination of Employment is less than 55 years; or

     (e) Other Vested Pensions. If the Participant's Mid-Career Pension is paid as a vested pension and if the Participant is less than 65 years of age on the Pension Effective Date, the monthly amount of the Mid-Career Pension shall be reduced in accordance with the early payment factor table for vested pensions under the Qualified Pension Plan.

3.5 Special Increases. Unless the Committee determines otherwise, Mid-Career Pensions payable as monthly service or disability (but not vested) pensions to retired Participants and their joint annuitants shall be increased by the same percentage and pursuant to the same terms and conditions applicable to ad hoc increases for retired participants or their joint annuitants under the Qualified Pension Plan.

3.6 Retiree Welfare Benefits. A Participant who is not eligible for retiree welfare benefit coverage under the Company's group welfare benefit plans but who, at Termination of Employment, has at least ten (10) Years of Officer Service, has reached age 55 and is an Officer, shall be entitled under Section 5 of the Executive Pension Plan to medical, dental and life insurance benefits which are equivalent to the benefits which would have been provided to the Participant under the Company's group welfare plans if he or she had been eligible for a service pension under the Qualified Pension Plan.


SECTION 4.  PAYMENT OF MID-CAREER PENSION

4.1  Service and Vested Pensions.

     (a) Time of Payment. A Participant's Mid-Career Pension paid as a service or vested pension shall commence on the date that the Participant's benefits under the Qualified Pension Plan are paid or commence, subject to the Committee's discretion to determine another time or times of payment.

     (b) Form of Payment. Subject to the Committee's discretion to determine another form of payment, a Participant may elect, before the date of his or her Termination of Employment, one of the following forms of payment for his or her Mid-Career Pension paid as a service or vested pension:

          (i) Life Annuity. An annuity payable monthly for the life of the Participant only, in the amount determined under Section 3 above, including any adjustment for early payment; or

          (ii) Joint and Survivor Annuity. A reduced annuity payable monthly for the life of the Participant and, upon the Participant's death, 50% of such annuity payable for the life of the Participant's surviving spouse to whom he or she was married at the Pension Effective Date. The reduced annuity payable during the life of the Participant shall be 90% of the amount of the life annuity determined in Clause (i) above, except that it shall be increased to 100% of the life annuity if the spouse dies before the Participant.

If the Participant does not elect one of these alternative forms of payment before his or her Termination of Employment, or if the Committee does not consent to the form of payment elected by the Participant, then the Committee shall determine, in its sole discretion, the form of payment for the Participant's Mid-Career Pension and the appropriate adjustment to its amount.

     (c) Coordination With Executive Pension Plan. The foregoing notwithstanding, a Participant's Mid-Career Pension payable as a service or vested pension shall be paid at the same time and in the same form as his or her pension, if any, under the Executive Pension Plan.

4.2 Disability Pensions. If the Participant's Mid-Career Pension is payable as a disability pension as provided under Section 2.3(b), it shall be paid monthly as of the day following the Participant's Termination of Employment and continuing until the Participant is no longer eligible for a disability pension under the Qualified Pension Plan.

     (a) Cessation Before Age 65. If the Participant's eligibility for a disability pension ends prior to attaining age 65 and the Participant is not reemployed by a Participating Company, he or she shall then be eligible to receive a Mid-Career Pension payable as a vested pension. The Participant may elect a form of payment for the vested pension in the manner provided in
Section 4.1(b) above, except that the election must be made before the termination date for the disability pension or such other date as may be specified by the Plan Administrator.

     (b) Conversion at Age 65. If the Participant is receiving his or her Mid-Career Pension as a disability pension immediately before attaining age 65, the disability pension shall then cease and the Participant shall thereafter be eligible to receive the Mid-Career Pension, in the same amount, as a service pension. The Participant shall be entitled to elect a form of payment for the service pension in the manner provided in Section 4.1(b) above, except that the election must be made before the Participant's 65th birthday.

4.3 Notification of and Application for Benefits. The Plan Administrator may notify the Participant of the amount of his or her Mid-Career Pension. The Participant must apply for benefits under the Plan and such application should be made no earlier than 150 days before the Participant's Pension Effective Date.

4.4 Actual Payment Date Following Pension Effective Date. If a Participant's service pension under the Qualified Pension Plan does not commence on the Pension Effective Date and thus the commencement of his or her Mid-Career Pension also is delayed, then the unpaid monthly benefits under this Plan from the Pension Effective Date to the date that the Mid-Career Pension actually starts shall be paid to the Participant in a single sum without interest.

4.5 Death Following Pension Effective Date. If a Participant dies before the Mid-Career Pension commences but after his or her Pension Effective Date (so that a Surviving Spouse Benefit is not payable under Section 5.1), the Participant's Mid-Career Pension shall be paid in the form previously elected under Section 4.1(b), as soon as practicable after the Participant's death, unless the Committee determines another time and form of payment. If the Participant had elected a life annuity, unpaid monthly benefits from the Participant's Pension Effective Date to the date of death shall be payable to the Participant's estate or to such other person or persons as are entitled to the Participant's property under applicable law. If the Participant had elected a Joint and Survivor Annuity, unpaid monthly benefits from the Participant's Pension Effective Date to the date of death shall be payable to the Participant's joint annuitant and the survivor portion of such annuity shall be payable to the joint annuitant as of the date of the Participant's death.

SECTION 5.  SURVIVING SPOUSE BENEFITS

5.1 Eligibility. The surviving spouse of a Participant shall be entitled to receive a Surviving Spouse Benefit under this Plan if the Participant dies either (a) while receiving a Mid-Career Pension as a disability pension or (b) prior to his or her Pension Effective Date, if the Participant's surviving spouse would be eligible for an automatic survivor annuity or other surviving annuity under the Qualified Pension Plan.

5.2 Amount. The amount of the monthly Surviving Spouse Benefit payable for the life of the surviving spouse shall be equal to the survivor's portion of the Joint and Survivor Annuity that would have been payable under this Plan if the Participant had commenced receiving a Mid-Career Pension as a service or vested pension in the form of a Joint and Survivor Annuity under Section 4.1(b)(ii) on the day before his or her death, including any adjustment for early payment, except that the Mid-Career Pension shall be determined without an adjustment for early payment if the Participant was then eligible for a service pension under Section 2.3(b) of the Plan or if the Participant's Term of Employment at the date of death was at least 15 years.

5.3 Form and Time of Payment. Subject to the Committee's discretion to determine another time and form of payment, a Surviving Spouse Benefit shall be payable as a monthly annuity for the life of the surviving spouse, commencing as of the date that the surviving spouse's benefits under the Qualified Pension Plan commence. Notwithstanding the foregoing, the Surviving Spouse Benefit under this Plan shall be paid at the same time and in the same form as the Surviving Spouse Benefit, if any, under the Executive Pension Plan.

5.4 Special Increases. Unless the Committee determines otherwise, Surviving Spouse Benefits payable as monthly benefits to surviving spouses who are eligible for automatic survivor annuities under the Qualified Pension Plan shall be increased by the same percentage and pursuant to the same terms and conditions set forth in the Qualified Pension Plan for ad hoc increases to surviving spouses.

SECTION 6.  RIGHTS TO BENEFITS

6.1 Rights to Benefits. A Participant's Mid-Career Pension shall be based on the terms of the Plan in effect at the Participant's Termination of Employment. Entitlement to a Surviving Spouse Benefit shall accrue on the date the benefit becomes payable. Except as may be otherwise provided in the Plan, entitlement to a Mid-Career Pension under the Plan shall accrue on the date of the Participant's Termination of Employment.

     (a) Assignment or Alienation. Assignment or alienation of pensions or other benefits under this Plan will not be permitted or recognized except as required by law.

     (b)  Payments to Others.    Benefits payable to an individual unable to
execute a proper receipt may be paid to another person in accordance with the standards and procedures established under the Qualified Pension Plan.

6.2 Effect of Reemployment. If a Participant who is receiving a Mid-Career Pension again becomes an Employee of any Participating Company, the monthly pension benefits otherwise payable under this Plan during the period of reemployment shall be suspended and forfeited. At the Employee's subsequent Termination of Employment, his or her Mid-Career Pension shall be recalculated, as determined by the Committee, in the manner prescribed under the Qualified Pension Plan for redetermining pensions following reemployment and for adjusting such pensions for prior Plan payments.

6.3 Forfeiture for Misconduct. Notwithstanding any other provision of the Plan, all or a portion of the benefits that a Participant or his or her joint annuitant or surviving spouse would otherwise be eligible to receive under this Plan may be forfeited, in the sole discretion of the Company's Board of Directors, under the following circumstances:

     (a) The Participant is discharged by a Participating Company for cause; or

     (b) A determination is made by the board of directors of a Participat-ing Company that the Participant engaged in misconduct in connection with his or her employment by that Participating Company.

6.4 Offset for Payments Under Law. If any benefit becomes payable to a Participant or his or her joint annuitant or surviving spouse under any law now in force or hereafter enacted, and if the Committee determines that it is of the same general character as a benefit provided by the Plan, then only the excess, if any, of the amount prescribed in the Plan above the amount of the payment prescribed by law shall be payable under the Plan. In those cases where the existence of an excess is not ascertainable by mere comparison because of such factors as differences in the beneficiaries or the time or methods of payment, the Committee shall have sole discretion to determine whether or not any excess exists and to make any adjustments necessary to carry out in a fair and equitable manner the spirit of this provision. Notwithstanding the foregoing, no benefit payable under this Plan shall be reduced by reason of any governmental benefit or pension payable on account of military service, or by reason of any benefit provisions of the Social Security Act.

SECTION 7.  SOURCE OF BENEFIT PAYMENTS.

7.1 Participating Company Liability. Where a Participant's Term of Employment includes service with more than one Participating Company, or with one or more Participating Companies and one or more non-participating corporations or partnerships, the last Participating Company to employ the Participant prior to his or her Termination of Employment with entitlement to a benefit hereunder shall be primarily liable for the full benefit payable under the Plan. However, if for any reason the primarily liable Participating Company fails to make timely payment of an amount due to or on behalf of a Participant, the Company shall be secondarily liable for the obligation to pay the amount due. A Participating Company's withdrawal from participation shall not affect that company's liability hereunder. In addition, the liability of a Participating Company shall not be affected by any action or inaction (on the part of the Participant, his or her joint annuitant or surviving spouse, or any company) with respect to amounts owed, including but not limited to the granting of extensions of time or other indulgences, the failure to make timely demand, the failure to make timely payment or the failure to give notices of any type, other than as prescribed in Section 8.4.

7.2 All Benefits Unfunded. All benefits payable under the Plan shall be paid from the Company's or Participating Company's operating expenses, though the purchase of insurance from an insurance company, or through a trust established by the Company and/or the other Participating Companies for this purpose, as the Company may determine.

7.3 No Right to Company Assets. Neither a Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company or any other Participating Company, including, without limiting the generality of the foregoing, any specific funds, trust accounts or assets which any Participating Company, in its sole discretion, may earmark or set aside in anticipation of a liability under the Plan. A Participating Company's obligation to pay any amounts under the Plan shall be unfunded as to the Participant, whose rights shall be those of a general unsecured creditor.

SECTION 8.  ADMINISTRATION.

8.1  Plan  Sponsor.   The  Company shall be the sponsor  of the Plan as that
term is defined in ERISA.

8.2 Plan Administrator. The Executive Vice President-Human Resources of the Company shall be the Plan Administrator as that term is defined in ERISA. The Plan Administrator shall have the specific powers granted to him elsewhere in the Plan and shall also have such other powers as may be necessary in order to administer the Plan in his sole discretion, except for those powers granted or provided to be granted to others by the Plan. The Plan Administrator shall determine conclusively for all parties all questions arising in the administration of the Plan and, insofar as permitted by applicable law, any decision of the Plan Administrator shall not be subject to further review.

8.3 Procedure To Approve and Deny Claims. The Committee shall have sole discretion to determine the rights of Participants (or their joint annuitants or surviving spouses) to benefits under the Plan, and to authorize disbursements under the Plan. In all questions relating to age and service for eligibility for any benefit under the Plan, or relating to service and rates of pay for determining benefits payable under the Plan, the decisions of the Committee, based upon this Plan and upon the records of the Participating Companies employing the individual, shall be final insofar as permitted by applicable law. The Committee may adopt such rules of procedure as it may find appropriate. A claim for benefits under the Plan shall be deemed denied unless the decision of the Committee is sent within 90 days of its receipt of the claim (or within 180 days, if the Committee extends the time by notifying the claimant in writing of the special circumstances requiring an extension and the date by which the decision is expected). If a claim is denied in whole or part by the Committee, it shall send a written decision stating (a) the specific reasons for the denial, making specific reference to pertinent provisions of the Plan; (b) what additional information, if any, would help perfect the claim for benefits; and (c) what steps the claimant must take to submit the claim for review.

8.4 Review Procedure. The Board of Directors of the Company shall serve as the final review committee, under the Plan and ERISA, for the review of all claims appealed by Participants (or their joint annuitants or surviving spouses) whose initial claims for benefits have been denied, in whole or in part, by the Committee. Within 60 days after the date of a denial by the Committee, the claimant may file a written request for the Board of Directors of the Company to review the denial. Such request for review must be made in a timely manner for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan. In such a case, the Board of Directors of the Company shall conduct a full and fair review of the Committee's decision and notify the claimant in writing of the review decision, specifying the reasons for the decision and the Plan provisions on which it is based. A claim shall be deemed denied unless the decision on appeal is sent within 60 days (or within 120 days, if the Board of Directors of the Company extends the time to respond by notifying the claimant in writing of the special circumstances requiring an extension of time).

8.5 Further ERISA Rights. Any Participant (or joint annuitant or surviving spouse) whose claim for benefits has been denied upon review shall have such further rights as are provided in section 503 of ERISA and the regulations thereunder. The Company, the Board of Directors of the Company, the Committee and the Executive Vice President-Human Resources of the Company shall retain such rights, authority and discretion as are provided or not expressly limited by section 503 of ERISA and the regulations thereunder

8.6 Named Fiduciaries. The Company, each Participating Company, the Board of Directors of the Company, the Committee and the Executive Vice President-Human Resources of the Company are each a named fiduciary as that term is used in ERISA with respect to the particular duties and responsibilities allocated to each of them. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

8.7 Allocation of Responsibilities. The Company, the Committee, the Executive Vice President-Human Resources of the Company and each Participating Company may designate in writing other persons to carry out their respective responsibilities under the Plan and may employ persons to advise them with regard to any such responsibilities.

8.8 Administrative Expenses. The expenses of administering the Plan shall be apportioned among the Participating Companies, as determined by the Plan Administrator.

SECTION 9.  AMENDMENT AND TERMINATION.

9.1 Plan Amendment. The Company may from time to time make any changes in the Plan which it deems appropriate, with or without notice to Participants, by appropriate action of its Board of Directors. In addition, the Plan Administrator, with the approval of the Executive Vice President and General Counsel of the Company, shall be authorized to make minor or administrative changes to the Plan, as well as changes dictated by the requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. However, in recognition of the reliance placed upon the Plan and its contractual nature in inducing the change in position caused by retirement, any such change or modification shall not result in the cessation or reduction of benefits to retired individuals or their joint annuitants or surviving spouses, nor shall such modification affect the rights of any individual to any benefit to which he or she may have previously become entitled under the Plan.

9.2 Plan Termination. At any time, for any reason, and with or without notice to Participants, the Company retains the right to terminate the Plan in whole or in part by appropriate action of its Board of Directors, and each Participating Company retains the right to withdraw from this Plan. Neither termination of the Plan nor withdrawal by a Participating Company shall result the cessation or reduction of benefits to any retired Participant (or his or her joint annuitant or surviving spouse), or affect the rights of any individual to any benefit to which he or she may have previously become entitled under the Plan. A Participating Company's withdrawal from participation shall not affect that company's liability to provide benefits to a Participant as described in Section 7.1 of the Plan.

SECTION 10.  DEFINITIONS

     "Committee"   means  the  Compensation and  Personnel Committee  of the
Board of Directors of the Company.

     "Company" means Pacific Telesis Group, a Nevada corporation, or its successors.

     "Effective Date" means November 18, 1981, which was the effective date for this Plan for Participants who were actively employed on or after that date.

     "Employee" means a common law employee of the Company or any other Participating Company.

     "Employer Group" shall have the meaning set forth in the Qualified Pension Plan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "Executive Pension Plan" means the Pacific Telesis Group Executive Supplemental Pension Plan.

     "Final Average Monthly Base Pay" means the average of the Participant's monthly rates of base pay, whether or not deferred, for the final 60 months in his or her Term of Employment that is recognized for this purpose under the Qualified Pension Plan.

     "Final Average Monthly STIP Award" means the average of the Participant's "Monthly STIP Awards" for the final 60 months in his or her Term of Employment that is recognized for this purpose under the Qualified Pension Plan.

     (a) "Monthly STIP Award" means, for any month in a calendar year, 1/12 of the Participant's annual "STIP Award" (whether or not deferred) under the Pacific Telesis Group Short Term Incentive Plan for that calendar year. In the case of a Participant who was an Employee on April 1, 1994, and who participated in the PacTel Corporation Short Term Incentive Plan, "Monthly STIP Award" for any month before April 1, 1994, means 1/12 of the Participant's annual "STIP Award" (whether or not deferred) under the PacTel Corporation Short Term Incentive Plan.

     (b) "STIP Award" means (i) for Officers, the annual standard award determined under the applicable incentive plan which contains an adjustment for changes in position rate; or (ii) for Participants who are not Officers, the actual award payable under the applicable incentive award plan. In the case of any non-Officer Participant whose final 60 months includes periods before 1995 for which the Participant received team awards under the Company's team award program (and therefore was not eligible for a STIP Award), the actual team award received shall be considered a STIP Award for purposes of this definition.

     "Joint Venture Employer" has the meaning set forth in the Qualified Pension Plan.

     "Mandatory Retirement Age" means age 65 for those Participants who meet the requirements of section 12(c)(1) of the Age Discrimination in Employment Act of 1967, as amended ("ADEA"); or as permitted under the ADEA, for those Participants for whom age is a bona fide occupational qualification within the meaning of section 4(f)(1) of the ADEA. There shall be no Mandatory Retirement Age for other Participants, if any.

     "Mid-Career Pension" is the pension payable under Section 3 of the Plan.

     "Officer" means an Employee elected or appointed to, and serving in, one or more of the following positions:

     (a) A position with the Company described in the bylaws of the Company as that of an officer, other than an assistant officer position; or

     (b) A position with Pacific Bell described in the bylaws of Pacific Bell as that of an officer, other than an assistant officer position; or

     (c) A position with any Participating Company for which there is in effect a specific designation by the Committee that the position shall be considered to be that of an officer for purposes of the benefit and retirement plans.

An "Officer" also means a named Employee of any Participating Company for which there is in effect a specific designation by the Committee that the named Employee shall be included in the definition of "Officer" for purposes of benefit and retirement plans.

     "Participant" means an Employee or former Employee who meets the eligibility requirements in Section 2 of the Plan.

     "Participating Companies" mean the Company and each other corporation or partnership that both (a) participates in the Qualified Pension Plan and
(b) has determined, with the concurrence of the Company's Board of Directors, to participate in this Plan.

     "Pension Effective Date" means the date as of which the Participant's Mid-Career Pension is calculated, as follows:

               (i) For service pensions, the Pension Effective Date is the day after the Participant's Termination of Employment.

               (ii) For vested pensions, the Pension Effective Date is the date as of which the Mid-Career Pension is paid under Section 4.

               (iii) For disability pensions, the Pension Effective Date is the day after the Participant's Termination of Employment due to disability.

     "Plan" means this Pacific Telesis Group Mid-Career Pension Plan.

     "Plan Administrator" means the Executive Vice President-Human Resources of the Company, as set forth in Section 8.2 of the Plan.

     "Predecessor Plan" shall mean the Bell System Mid-Career Pension Plan.

     "Qualified Pension Plan" means the Pacific Telesis Group Pension Plan for Salaried Employees.

     "Term of Employment" means the number of years credited to the Participant for purposes of determining eligibility for a service pension and the early payment discount under the Qualified Pension Plan. As provided under the Qualified Pension Plan, a Participant's Term of Employment (a) includes all periods that the Participant was employed by the Company, other members of the Employer Group, certain joint venture employers, and certain predecessor employers; (b) does not include service before a break in service until such service is "bridged" as provided in the Qualified Pension Plan; and (c) excludes any period of employment which was transferred from the Qualified Pension Plan to the PacTel Corporation Employees Pension Plan effective before April 1, 1994, and was included in the Participant's service recognized by that plan as of April 1, 1994 (the date as of which occurred the total and complete separation of the ownership of PacTel Corporation from the Company). A Participant's Term of Employment is used to determine the Participant's eligibility to participate under
Section 2.1, and eligibility for a Mid-Career Pension under Section 2.3(a).

     "Termination of Employment" means the date on which a Participant terminates employment with all Participating Companies and members of the Employer Group.

     "Years of Credited Service" means the number of whole and partial years credited to the Participant under the Qualified Pension Plan for benefit accrual purposes, except any such years representing periods of less than full-time service or any periods representing service with a participating company under the Qualified Pension Plan, but not a Participating Company under this Plan, shall be disregarded for purposes of this Plan. As provided under the Qualified Pension Plan for benefit accrual purposes, Years of Credited Service (a) do not include periods of service with a non-participating company; (b) do not include periods that the Participant was employed by PacTel Corporation (or any of its subsidiaries) between January 1, 1987, and April 1, 1994, unless that Participant was an Employee on April 1, 1994, and had been a full accrual participant under the PacTel Corporation Employees Pension Plan before April 1, 1994; and (c) do not include periods of service before a break in service until such service is "bridged" as provided in the Qualified Pension Plan. A Participant's Years of Credited Service are used to limit the number of Mid-Career Pension Credits recognized by the Plan, as set forth in Section 3.3

     "Years of Officer Service" means the number of whole and partial 365-day periods during which the Participant was continuously employed as an Officer of a Participating Company. In addition, Years of Officer Service include periods of service with other members of the Employer Group or Joint Venture Employers (non-Participating Companies) if such service is included in the Participant's Term of Employment and if the position in which the Participant served at the non-Participating Company is designated by the Committee to be the equivalent of an Officer position for purposes of this Plan. Such service with non-Participating Companies shall not be considered a break in the continuity of Years of Officer Service for purposes of Sections 3.3(a) and (b). If a Participant has a break in the continuity of Years of Officer Service which does not exceed six months, service before and after the break shall be included in the Participant's Years of Officer Service. However, if a Participant is reemployed after a break of more than six (6) months in the continuity of Years of Officer Service, the Participant's service before the break shall not be included in his or her Years of Officer Service until the Participant completes five (5) Years of Officer Service after reemployment. Subject to these break-in-service rules, service as an Officer with a company that participated in a Predecessor Plan before April 1, 1994, (including PacTel Corporation) shall be included in the Participant's Years of Officer Service, regardless of whether or not such service is included in the Participant's Term of Employment after March 31, 1994. A Participant's Years of Officer Service are used to determine eligibility for a nondiscounted pension under Section 3.4.